VKSCV                      For additional information contact:
                           G.S. Donovan or K.K. Duttlinger (630) 789-4900


                         VISKASE COMPANIES, INC. ANNOUNCES
                             NEW STOCK TRADING SYMBOLS

WILLOWBROOK, ILLINOIS, April 4, 2003 - As previously announced, Viskase Companies, Inc. emerged from prepackaged chapter 11 bankruptcy on April 3, 2003.

Pursuant to the plan of reorganization, holders of the old Viskase Companies, Inc. common stock, $.01 par value, will receive one Warrant for each 50 shares of old common stock. Trading of the "old" Viskase common stock under the symbol, VCIC, has been discontinued effective April 3, 2003.

The new Viskase Companies, Inc. Common Stock, $.01 par value, has begun over-the-counter trading on a "when issued" basis under the symbol VKSCV. The new Viskase Companies, Inc. Warrants trade under the symbol VKSWV. The Warrants are convertible into one share of Common Stock for a purchase price of $10.00 per share and have an expiration date of April 2, 2010.

Viskase Companies, Inc. has its major interests in food packaging. Principal products manufactured are cellulosic and nylon casings used in the preparation and packaging of processed meat products.

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